Exhibit 10.5

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND WAIVER

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT AND WAIVER, dated as of December 18, 2020 (this “Agreement”), is entered into by and between ILLINOIS CORN PROCESSING, LLC, a limited liability company organized and existing under the laws of Delaware (“Company”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA (“Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“Agent”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and Agent have entered into that certain Credit Agreement dated as of September 15, 2017 (as amended, restated, modified or otherwise supplemented from time to time, collectively the “Credit Agreement”) and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date (as defined in Section 4 below), the Credit Agreement and certain other Loan Documents be amended as herein provided; and

WHEREAS, Agent and Lender are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1 Waivers; Consent

1.1 Specified Defaults. Agent and Lender have notified, or hereby notify, the Company, that Company has failed to comply with following covenants:

(i) the covenant contained in Section 6.1(c) of the Credit Agreement requiring the Company deliver to Agent and Lender a Compliance Certificate for each of the periods ending December 31, 2019 and January 31, 2020;

(ii) the covenants contained in Section 6.1(d) for the period ending December 31, 2019 and Section 6.1(f) of the Credit Agreement for the periods ending November 30, 2019 through November 30, 2020;

(iii) the covenant contained in Section 6.1(b) for the period ending December 31, 2019 requiring the Company to deliver an unqualified audit report from Company’s public accountants together with the Company’s audited financial statements;

(iv) the covenants contained in Section 6.1(f) for the period ending December 31, 2019;

(v) the covenants contained in Section 6.14 of the Credit Agreement requiring the satisfaction of the Milestones by April 20, 2020;

(vi) the covenant contained in Section 2.8(a) and (b) of the Credit Agreement requiring the Company to pay the Paydown Amount of $40,000,000 from the sources specified Section 2.8(b) by September 30, 2020 (collectively, clauses (i) through (vi), the “Specified Defaults”).

The Agent and Lenders hereby acknowledge that the Company disputes the existence of certain of the Specified Defaults. Agent and Lenders hereby represent and warrant to the Loan Parties that Agent and Lenders have no knowledge of any Defaults or Events of Default existing as of the date of this Agreement other than the Specified Defaults; provided that such representation and warranty shall not be considered or deemed to limit any obligation of the Loan Parties to notify Agent and Lender of any Default or Event of Default or limit the rights of Agent or Lenders to notify the Loan Parties of any Default or Event of Default existing as of the date of this Agreement of which Agent or Lenders did not have knowledge as of the date of this Agreement.

1.2 Waiver of Specified Defaults. The Company, Agent and Lenders desire to have the Agent and the Lenders waive the Specified Defaults and to amend the Credit Agreement. In reliance on the representations and warranties set forth in Article 3 below, and subject to the satisfaction of the condition set forth in Article 4 below, Agent and Lender hereby agree that, upon the effectiveness of this Agreement, each of the Specified Defaults shall be deemed to have been waived by the Lender; provided, however, that such waiver pertains only to Specified Defaults set forth above for periods specified, and not to any other Default or Event of Default which may exist under, or any other matters arising in connection with, the Credit Agreement, any other agreements existing between the Company and the Lender or the Agent, or to any rights which the Lender or the Agent may have arising by virtue of any other actions or matters.

1.3 Consent. In reliance on the representations and warranties set forth in Article 3 below, and subject to the satisfaction of the condition set forth in Article 4 below, Agent and Lender consent to (a) the termination of Winston Mar as the CRO and the termination of the engagement of Sierra Constellation Partners, in each case by PEI, (b) the elimination of the position of chief restructuring officer by PEI, and (c) the termination of all current financial advisors required by Agent or the Lender to be retained by PEI, the Company and/or Pekin. For the avoidance of doubt, the Company acknowledges and agrees that the foregoing consent shall not preclude Agent and Lender from requiring that any of PEI or the Loan Parties appoint a chief restructuring officer or other financial advisor in the future in connection any Event of Default (other than the Specified Defaults hereby waived) or pursuant to any other right it may have under the Loan Documents.

ARTICLE 2 Amendments.

In reliance on the representations and warranties set forth on Article 3 below and subject to the satisfaction of the conditions set forth in Article 4 below, the Credit Agreement is amended as follows:

2.1 Section 2.8 (Payment and Allocation of the Paydown Amount). Section 2.8 of the Credit Agreement is hereby amended and restated to read as follows:

2.8 Payment and Allocation of Paydown Amount.

(a) The First Amendment required that, on or before September 30, 2020, the Pekin Lenders and the ICP Lenders receive payment of $40,000,000 (the “Paydown Amount”) from the sources described in Section 2.8 of the Credit Agreement. Notwithstanding that requirement, Agent and Lender agree that upon the receipt by Agent, for the benefit of the Pekin Lenders and ICP Lenders, of good and immediately available funds in the aggregate amount of $24,900,000 on or prior to December 21, 2020 (the “December 2020 Paydown Amount”), the requirement that the Pekin Lenders and the ICP Lender receive the Paydown Amount shall be deemed satisfied. The December 2020 Paydown Amount shall be allocated between the Pekin Lenders and ICP Lenders as was contemplated by the CoBank Intercreditor Agreement for the allocation of the Paydown Amount as follows: (i) Pekin Lenders shall receive 80% of the December 2020 Paydown Amount in the amount of $19,920,000 to be applied first to the outstanding principal amount of the Pekin Term Loan until paid in full and then to the outstanding principal amount of the Pekin Revolving Term Loan without a reduction to the Revolving Term Commitment; and (ii) ICP Lenders shall receive 20% of the December 2020 Paydown Amount in the amount of $4,980,000 to be applied to the outstanding principal balance of the Revolving Term Loans without a reduction of the Revolving Term Commitment. Any interest that has accrued on the principal amounts prepaid with the December 2020 Paydown Amount shall be paid by the Company and Pekin in the ordinary course on the next scheduled interest payment dates under this Agreement and under the Pekin Credit Agreement, as applicable.

(b) [Reserved].

(c) Following the receipt by the Pekin Lenders and the ICP Lenders of the December 2020 Paydown Amount, (i) any additional proceeds arising from any PEC Asset Sale or the Specified Litigation shall be allocated pursuant to a 33/34/33% split among (x) Pekin Lenders and the ICP Lenders collectively, (y) the Senior Noteholders and (z) PEI, and (ii) any net cash sales proceeds of any Western Asset Sale shall be allocated, first, to the Senior Noteholders up to $20,000,000, and then pursuant to a 33/34/33% split among (x) the Pekin Lenders and the ICP Lenders collectively, (y) the Senior Noteholders and (z) PEI. Notwithstanding the foregoing, (A) in the event of any conflict between the allocations required by this Section 2.8(c) and the Senior Lender Intercreditor Agreement, the Senior Lender Intercreditor Agreement shall control, (B) any amounts allocated to the Pekin Lenders and ICP Lenders pursuant to this Section 2.8(c) shall be allocated between them in accordance with the CoBank Intercreditor Agreement, and (C) upon the termination of the Senior Lender Intercreditor Agreement, any amounts that would otherwise be allocated to the Senior Noteholders pursuant to this Sections 2.8(c) shall instead be allocated to the Pekin Lenders and ICP Lenders.

2.2 Section 3.3 (LIBOR Index Rate Unascertainable; Illegality; Etc.). Section 3.3 of the Credit Agreement is hereby amended and restated as follows:

3.3. LIBOR Rate and LIBOR Index Rate Unascertainable; Illegality; Etc.

(a) Unascertainable. If, on any date on which a LIBOR Rate or LIBOR Index Rate would otherwise be determined, Agent shall have determined that (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate or LIBOR Index Rate, or (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate or LIBOR Index Rate, then in either case Lender shall have the rights specified in Section 3.3(c).

(b) Illegality. If at any time Agent shall have determined that the making, maintenance or funding of any Loan to which the LIBOR Option or LIBOR Index Option applies has been made impracticable or unlawful by compliance by Agent in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then Agent shall have the rights specified in Section 3.3(c).

(c) Lender and Agent’s Rights. In the case of an event specified in Section 3.3(a) or 3.3(b), Agent shall so notify the Company thereof, and in the case of an event specified in Section 3.3(b), such notice shall describe the specific circumstances of such event. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of Lender to allow the Company to select, convert to or renew a LIBOR Option or LIBOR Index Option shall be suspended until Agent shall have later notified the Company of Agent’s determination that the circumstances giving rise to such previous determination no longer exist. If at any time Agent makes a determination under Section 3.3(a) and the Company has previously notified Agent of its selection of, conversion to or renewal of a LIBOR Option or LIBOR Index Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Quoted Rate Option with respect to such Loans. If Agent notifies the Company of a determination under Section 3.3(b), the Company shall, subject to the Company’s indemnification Obligations under Section 3.4, as to any Loan of the Company to which a LIBOR Option or LIBOR Index Option applies, as applicable, on the date specified in such notice either convert such Loan to the Quoted Rate Option with respect to such Loan or prepay such Loan in accordance with Section 2.6. Absent due notice from the Company of conversion or prepayment, the interest rate on such Loan shall automatically be converted to the Quoted Rate Option with respect to such Loan upon such specified date. Notwithstanding any provision in the Loan Documents to the contrary and solely for purposes of this paragraph, from and after the Ninth Amendment and continuing at all times thereafter, the Quoted Rate Option shall mean a Quoted Rate that is fixed for a 365 day period and equal to the cost of funds of Agent plus 7.00% per annum.

(d) LIBOR Replacement Rate. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, but without limiting Section 3.3(a) above, if the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or the Company or the Lender notifies the Agent (with in the case of the Lender, a copy to the Company) that the Company or the Lender (as applicable) shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 3.3(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of the LIBOR Rate or LIBOR Index Rate or a governmental authority having or purporting to have jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBOR Rate or LIBOR Index Rate shall no longer be made available, or used for determining interest rates for loans in the applicable currency (such specific date, the “LIBOR Scheduled Unavailability Date”), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 3.3(d), are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace the LIBOR Rate or LIBOR Index Rate for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Company may amend this Agreement and the Notes to replace the LIBOR Rate or LIBOR Index Rate with an alternate rate of interest, giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative rates of interest (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 3.3(d) (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Agreement) and any such amendment shall become effective at 5:00 p.m. (Denver, Colorado time) on the fifth Business Day after the Agent shall have posted such proposed amendment to the Lender and the Company unless, prior to such time, the Lender has delivered to the Agent written notice that such Lender does not accept such amendment. The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Agent, such LIBOR Replacement Rate shall be applied as otherwise reasonably determined by the Agent (it being understood that any such modification to application by the Agent made as so determined shall not require the consent of, or consultation with, the Lender). For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Agreement is entered into to effect the provisions of this Section 3.3(d), if the circumstances under clauses (i) and (ii) of this Section 3.3(d) exist, the provisions of Section 3.3(a) and 3.3(c) shall apply.

2.3 Section 6.1(e)(ix) (Notice of Material Events). Section 6.1(e)(ix) of the Credit Agreement is hereby amended and restated as follows:

(ix) Reserved.

2.4 Section 6.1(f) (Rolling 13-Week Cash Flow Forecasts; Variance Report; Payable and Receivable Report). Section 6.1(f) of the Credit Agreement is hereby amended and restated as follows:

(f) Reserved.

2.5 Section 6.1(g) (Financial Accommodations Agreements). Section 6.1(g) of the Credit Agreement is hereby amended and restated as follows:

(g) Reserved.

2.6 Section 6.2(b)(ii)(Application of Patronage). Section 6.2(b)(ii) of the Credit Agreement is hereby amended and restated as follows:

(ii) Reserved.

2.7 Section 6.3 (Collateral Security). Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.3 Collateral Security. Payment and performance of the Obligations shall be secured by first priority perfected Liens on the following property (except that the Lien on property described in the PEI Security Agreement shall be a second priority perfected Lien):

(i) all personal property of the Company;

(ii) all personal property of Pekin (the “Pekin Personal Property Collateral”);

(iii) all personal property of PEC pursuant to the PEC Pledge Agreement and the PEC Security Agreement;

(iv) the personal property of PEI described in the PEI Security Agreement (collectively, the assets referenced in clauses (i), (ii), (iii) and (iv) of this Section 6.3 are referred to herein as the “Personal Property Collateral”);

(v) all real property and improvements of the Company;

(vi) all real property and improvements of Pekin (the “Pekin Real Property Collateral” and together with the Pekin Personal Property Collateral, the “Pekin Collateral” and collectively, the assets referenced in clauses (v) and (vi) of this Section 6.3 are referred to herein as the “Real Property Collateral”).

In each case, whether now owned or hereafter acquired (the Personal Property Collateral and the Real Property Collateral and such additional personal property or real property that may be pledged from time to time to secure in whole or in part the Obligations are collectively referred to as the “Collateral”), subject only to Permitted Liens or other exceptions approved in writing by Agent. Prior to or substantially contemporaneously with the date of this Agreement and at such other times as Agent may request (including each time the Company, Pekin or PEC acquires any real property or any personal property not already subject to the Liens required herein), the Company shall execute and deliver to (or shall cause to be delivered) Agent such security agreements, pledge agreements, assignments, mortgages, deeds of trust, and other documents and agreements requested by Agent for the purpose of creating, perfecting, and maintaining a perfected Lien on the Collateral, subject only to Permitted Liens or other exceptions approved in writing by Agent. The Company hereby authorizes Agent to file such Uniform Commercial Code financing statements to record such mortgages, deeds of trust, and other documents in the applicable real property records as Agent reasonably determines are necessary or advisable to perfect the security interests in and Liens on the Collateral. Payment and performance of the Obligations shall also be guaranteed by PEC pursuant to the PEC Guaranty and by Pekin pursuant to the Pekin Guaranty.

2.8 Section 6.12(e) (Strategic Alternatives Process). Section 6.12(e) of the Credit Agreement is hereby amended and restated as follows:

(e) Reserved.

2.9 Section 6.14 (Milestones) and Section 6.15 (Access to CRO). Section 6.14 and Section 6.15 of the Credit Agreement are hereby amended by deleting such Sections in their entirety.

2.10 Sections 7.1 (Indebtedness). Section 7.1 of the Credit Agreement is hereby amended by deleting the “and” that appears immediately after the “;” at the end of clause (c) of such Section, replacing the “.” that appears at the end of clause (d) of such Section with a “;”, replacing the “.” that appears at the end of clause (e) of such Section with “; and” and adding after clause (e) of such Section a new clause (f) as follows:

(f) unsecured Indebtedness owing by Company to Pekin so long as at the time such Indebtedness is incurred (i) Agent has not notified Company in writing to cease incurring such Indebtedness, which notice is given after the occurrence and during the continuance of an Event of Default; provided that, such restriction shall cease when such Event of Default has been waived in accordance with the Agreement, it being acknowledged and agreed that Agent may again impose such restriction after the occurrence and during the continuance of any additional Event of Default (even if the such additional Event of Default is of the same type as any previously waived Event of Default), and (ii) such Indebtedness is evidenced by a demand promissory note which is in form and substance acceptable to Agent, and has been pledged to the Pekin Agent pursuant to the Pekin Security Agreement.

2.11 Sections 7.3 (Guaranties). Section 7.3 of the Credit Agreement is hereby amended and restated as follows:

7.3 Guaranties. The Company shall not, and shall not permit any Subsidiary to, at any time, directly or indirectly, become or be liable in respect of any obligation guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person (each, a “Guarantee”), except (a) endorsements of negotiable or other instruments for deposit or collection in the ordinary course of business, (b) the Guarantee by the Company of the obligations of Pekin under the Pekin Credit Agreement and (c) the Guarantee by the Company of hedging obligations incurred by Pekin or incurred by PEC for the benefit of Pekin and/or the Company.

2.12 Section 7.4 (Loans and Investment). Section 7.4 of the Credit Agreement is hereby amended by deleting the “and” that appears immediately prior to clause (e) of such Section, and inserting immediately prior to the “.” that appears at end of clause (e) of such Section a new clause (f) as follows:

; and (f) unsecured loans from the Company to Pekin so long as at the time such loans are extended (i) Agent has not notified Company in writing to cease making such loans, which notice is given after the occurrence and during the continuance of an Event of Default; provided that, such restriction shall cease when such Event of Default has been cured or waived in accordance with the Agreement, it being acknowledged and agreed that Agent may again impose such restriction after the occurrence and during the continuance of any additional Event of Default (even if the such additional Event of Default is of the same type as any previously waived Event of Default) and (ii) such loan is evidenced by a demand promissory note which is in form and substance acceptable to Agent, and has been pledged to Agent pursuant to the Company’s security agreement with Agent.

2.13 Section 7.6(b) (PEC Asset Sale). Section 7.6(b) of the Credit Agreement is hereby amended and restated as follows:

(b) Any PEC Asset Sale shall be subject to the consent of each of the Pekin Lenders and the ICP Lenders, in each case not to be unreasonably withheld, conditioned or delayed; and

2.14 Sections 8.1 (Combined Working Capital) and 8.2 (Debt Service Coverage Ratio) of the Credit Agreement. Sections 8.1 and 8.2 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

8.1 Combined Working Capital. The Company will maintain Combined Working Capital as of the last day each month equal to 50% of the Combined Revolving Commitments as of such date.

8.2 Debt Service Coverage Ratio. The Company will not permit the Debt Service Coverage Ratio to be less than 1.25: 1.0, measured as of the last day of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2020.

2.15 Section 9.1(d) (Breach of Other Covenants). Section 9.1(d) of the Credit Agreement is hereby amended and restated as follows:

(d) Breach of Other Covenants. PEI or any Loan Party shall default in the observance or performance of any other covenant, condition, or provision hereof or of any other Loan Document to which it is a party or of any other agreement or instrument between PEI or any Loan Party and any Lending Party or any Affiliate of any Lending Party, and such default shall remain unremedied after the expiration of the applicable grace period or, if there is no such applicable grace period, for a period of thirty (30) days. The 30-day grace period referenced in the preceding sentence shall not apply to any default in the observance or performance of any covenant, condition, or provision contained in the PEI Security Agreement, the PEC Guaranty, the PEC Pledge Agreement, the PEC Security Agreement, the Pekin Guaranty or the Pekin Security Agreement.

2.16 Section 9.1(g) (Loan Documents Unenforceable). Section 9.1(d) of the Credit Agreement is hereby amended and restated as follows:

(g) Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against PEI or any Loan Party a party thereto or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or Agent, on behalf of the Lending Parties, fails to have an enforceable first priority Lien (subject only to Permitted Liens) on or security interest in any Collateral given as security for any of the Obligations.

2.17 Section 9.1(l) (Relief Proceeding). Section 9.1(l) of the Credit Agreement is hereby amended by replacing the phrase “PEI, the Company or any Subsidiary of the Company” in each instance in which it appears in such Section with the phrase, “PEI, any Loan Party or any Subsidiary of the Company.”

2.18 Section 9.1(n) (Removal of CRO) and Section 9.1(p) (Milestones). Section 9.1(n) and Section 9.1(p) of the Credit Agreement are hereby amended by deleting such Sections in their entireties.

2.19 Replacement of Compliance Certificate. Exhibit C (Compliance Certificate) to the Credit Agreement is hereby replaced with Exhibit C attached hereto.

2.20 Amendments to Annex A to Credit Agreement.

(a) Annex A to the Credit Agreement is hereby amended by adding or amending and restating, as applicable, the following definitions as new definitions in the correct alphabetical order:

“Combined Revolving Term Commitment” means, as of any date, the aggregate amount of the Revolving Term Commitment and Pekin Revolving Term Commitment as of such date.

“Combined Working Capital” means, as of any date, (a) the sum of (i) the current assets of Company and Pekin as of such date plus (ii) the aggregate amount of the excess of the Revolving Term Commitment and Pekin Revolving Term Commitment as of such date over the aggregate principal amount of the Revolving Terms Loans and Pekin Revolving Term Loans outstanding as of such date over (b) the sum of (i) the current liabilities of Company and Pekin as of such date plus to the extent not included in such current liabilities, the current portion of the aggregate principal amount of the Revolving Term Loans and Pekin Revolving Terms Loans outstanding as of such date, all calculated on a combined basis and otherwise in accordance with GAAP consistently applied.

“Debt Service Coverage Ratio” means, with respect to any Person as of any date of determination, the following (all as calculated for the most recently completed fiscal year in accordance with GAAP consistently applied): (1) net income (after taxes), plus any amount which, in the determination of net income, has been deducted for depreciation and amortization expense and any non-recurring non-cash charges, losses or expenses approved by Agent, minus any amount which, in the determination of net income, has been added for any non-cash income or gains (including non-cash income or gains on dividends received) and any extraordinary, unusual or non-recurring income or gains (including income or gains on asset sales); divided by (2) $6,000,000.

“December 2020 Paydown Amount” has the meaning set forth in Section 2.8(a).

“Guarantee” has the meaning set forth in Section 7.3.

“Pekin” means Pacific Ethanol Pekin, LLC, a Delaware limited liability company.

“Pekin Agent” has the meaning assigned to the term “Agent” in the Pekin Credit Agreement.

“Pekin Ninth Amendment” means that certain Amendment No. 9 to Credit Agreement and Waiver dated December 18, 2020 by and among Pekin, the Pekin Lenders and the Pekin Agent.

“Pekin Credit Agreement” means that certain Credit Agreement by and among Pekin as Borrower, Compeer Financial, PCA, a federally-chartered instrumentality of the United States as a Lender, and CoBank, ACB, as Cash Management Provider and as Agent, dated as of December 15, 2016, as amended, restated, supplemented or otherwise modified from time to time.

“Pekin Guaranty” means the guaranty executed by Pekin, dated as of December 20, 2019, as amended.

“Pekin Revolving Term Commitment” has the meaning assigned to the term “Revolving Term Commitment” in the Pekin Credit Agreement.

“Pekin Revolving Term Loan” has the meaning assigned to the term “Revolving Term Loan” in the Pekin Credit Agreement.

“Pekin Revolving Term Note” has the meaning assigned to the term “Revolving Term Note” in the Pekin Credit Agreement.

“Pekin Security Agreement” means the security agreement executed by Pekin, dated as of December 15, 2016, as amended.

“Indeck Proceeds” has the meaning set forth in Section 2.8(b).

“LIBOR Replacement Rate” has the meaning set forth in Section 3.3(d).

“LIBOR Scheduled Unavailability Date” has the meaning set forth in Section 3.3(d).

“Loan Documents” means this Agreement, each Note, the Environmental Indemnity and Reimbursement Agreement, each Interest Rate Hedge, the PEI Security Agreement, the PEC Guaranty, the PEC Pledge Agreement, the PEC Security Agreement, the Pekin Guaranty, the Pekin Security Agreement, the First Amendment, the Second Amendment, the Third Amendment (as the Third Amendment may be modified and amended from time to time), and each other agreement, guaranty, security agreement, pledge, mortgage, deed of trust, instrument, agreement, certificate, application, invoice and document executed or delivered in connection herewith or therewith, each as amended or as amended and restated from time to time.

“Loan Parties” means, collectively, PEC, the Company, Pekin and any other Person (other than PEI) who may from time to time guarantee all or a portion of the Obligations or who pledges any Collateral to secure in whole or in part the Obligations.

“Third Amendment” means Amendment No. 3 to Credit Agreement and Waiver dated December 18, 2020, executed by the Company, Agent and Lender.

“Paydown Amount” has the meaning set forth in Section 2.8(a).

“PEC Asset Sale” has the meaning given to the term “PEC Asset Sale” in Section 2.8(b)(i)(A) of the Agreement as amended by the First Amendment and prior to giving effect to the Third Amendment.

“PEI Security Agreement” means that certain Security Agreement dated as of March 20, 2020, between PEI and Agent, as amended.

“Specified Litigation” means the litigation referenced in Section 2.8(b)(i)(B) of the Agreement as amended by the First Amendment and prior to giving effect to the Third Amendment.

“Western Asset Sale” has the meaning given to the term “Western Asset Sale” in Section 2.8(b)(ii) of the Agreement as amended by the First Amendment and prior to giving effect to the Third Amendment.

ARTICLE 3 Representations and Warranties; Acknowledgments.

3.1 In order to induce Agent and Lender to grant the waivers provided for in Article 1 and make the amendments provided for in Article 2, the Company hereby represents and warrants to Agent and the Lender as of the Effective Date that:

(a) The recitals set forth above are true, complete, accurate, and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) and are part of this Agreement, and such recitals are incorporated herein by this reference;

(b) All representations and warranties made and given by PEI and the Loan Parties in the Loan Documents are true, complete, accurate, and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects), as if given on the Effective Date (or, as to representations and warranties that specifically refer to an earlier date, as of such earlier date) after giving effect to this Agreement;

(c) Giving effect to this Agreement, neither PEI nor the Loan Parties have any claims, offsets, rights of recoupment, counterclaims, or defenses (other than payment) with respect to: (a) the payment of any amount due under the Loans and the Loan Documents; (b) the performance of PEI or the Loan Parties’ obligations under the Loan Documents; or (c) the liability of PEI or the Loan Parties under the Loan Documents;

(d) Reserved;

(e) PEI and the Loan Parties have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of this Agreement. Before execution of this Agreement, PEI and the Loan Parties have had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement;

(f) PEI and the Loan Parties are not acting in reliance on any representation, understanding, or agreement from or with Agent or the Lending Parties not expressly set forth herein. PEI and the Loan Parties acknowledge that none of Agent or the Lending Parties has made any representation with respect to the subject of this Agreement except as expressly set forth herein. The Company has executed this Agreement as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person;

(g) All interest or other fees or charges which have been imposed, accrued or collected by Agent under the Loan Documents or in connection with the Loans through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by PEI and the Loan Parties, and were properly computed and collected;

(h) This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly waived, deferred or otherwise modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

(i) Notwithstanding anything to the contrary in this Agreement, except as waived, deferred or modified herein, the Loan Documents are in full force and effect in accordance with their respective terms, remain legal, valid and binding obligations of PEI and the Loan Parties who are parties thereto that are enforceable in accordance with their respective terms, have not been modified or amended (except in written amendments executed by the parties), and are hereby reaffirmed and ratified by PEI and the Loan Parties who are parties thereto;

(j) All information provided by PEI and the Loan Parties (or any of its agents or representatives) to Agent or the Lending Parties prior to the Effective Date is true, correct and complete in all material respects as of the date provided and does not contain any untrue statements of fact or omit to state a fact necessary to make the statements made not misleading in any material respect;

(k) All financial statements delivered by PEI and the Loan Parties (or any of its agents or representatives) to Agent or the Lending Parties prior to the Effective Date are true and correct in all material respects and fairly present the financial condition of PEI and the Loan Parties as of the dates thereof and for the periods covered thereby;

(l) [Reserved];

(m) The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder are within the corporate or company powers and authority of the Company, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with the charter or by-laws of the Company;

(n) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, covenants, and conditions; and

(o) After giving effect to this Agreement, no Default or Event of Default (other than related to any Excluded Event) has occurred and is continuing.

3.2 In order to induce Agent and Lender to grant the waivers and consents set forth in Article 1 and make the amendments provided for in Article 2, the Company hereby ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents as modified herein and hereby agrees, acknowledges and reaffirms that (a) the Loan Documents as modified herein constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, covenants, and conditions, (b) the Company remains unconditionally liable to Agent and the Lending Parties in accordance with the respective terms, covenants, and conditions set forth in the Loan Documents as modified herein, (c) Agent and Lender have valid, duly perfected, fully enforceable Liens on the Collateral, (d) all Liens heretofore granted to Agent and Lender in the Collateral continue in full force and effect and secure the Obligations and (e) the Company shall execute and deliver to Agent and the Lending Parties any and all agreements and other documentation and to take any and all actions reasonably requested by Agent and the Lending Parties at any time to assure the perfection, protection, priority, and enforcement of Agent’s and Lender’s rights under the Loan Documents (including this Agreement) with respect to all such Liens (but without any increase to the obligations or liabilities of the Company under the Loan Documents).

ARTICLE 4 Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when each of the following conditions has been satisfied:

4.1 Representations and Warranties. All covenants, representations and warranties made by the Company pursuant to Article 3 shall be true and correct.

4.2 Delivery of Closing Documents. Agent shall have received each of the documents set forth in the Document Checklist attached to Schedule I hereto in form and content acceptable to the Agent.

4.3 Updated Schedules. Agent shall have received updated schedules to the Credit Agreement in accordance with Section 6.11 of the Credit Agreement.

4.4 Reimbursement of Fees/Expenses. The Company shall have paid all out-of-pocket fees and expenses of Agent and the Lending Parties (including legal, advisory, and audit fees) that accrued in relation to the Loan Documents, including, without limitation, all out-of-pocket fees and expenses incurred in connection with the preparation, drafting, negotiation, implementation of this Agreement.

4.5 December 2020 Paydown Amount. The Agent shall have received, for the benefit of the Lender, the December 2020 Paydown Amount on or prior to December 21, 2020 in good and immediately available funds.

4.6 Required Consents, etc. The Company shall have delivered to Agent all consents, authorizations and amendments determined by Agent to be necessary to ensure the enforceability of the Loan Documents, including a certificate of the secretary or other appropriate officer of each Loan Party certifying (i) that the execution, delivery and performance of this Agreement, the Credit Agreement as amended hereby and the other Loan Documents have been duly approved by all necessary action of the governing board of such Loan Party, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) that the organizational document of such Loan Party, which were certified and delivered to the Agent pursuant to the most recent certificate of secretary or other appropriate officer of such Loan Party, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) that the officers and agents of such Loan Party who have been certified to the Agent, pursuant to the most recent certificate of secretary or other appropriate officer given by such Loan Party, as being authorized to sign and to act on behalf of such Loan Party continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Loan Party authorized as of the date hereof to execute and deliver this Agreement, the other Loan Documents and all other documents, agreements and certificates on behalf of such Loan Party.

Upon the delivery by Agent of a fully executed copy of this Agreement to the Company, the conditions set forth above shall be deemed satisfied and the Effective Date shall be deemed to have occurred as of the date so delivered.

ARTICLE 5 Release.

As a material part of the consideration for Agent and Lender entering into this Agreement, the Company agrees as follows (the “Release Provision”)

5.1 The Company hereby releases and forever discharges Agent and the Lending Parties and each such parties’ respective predecessors, successors, assigns, participants, officers, managers, directors, shareholders, employees, agents, advisors, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Released Group”), jointly and severally, from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, and including whether arising from the negligence (but not the gross negligence or willful misconduct) of any of the Released Group, which the Company may have or claim to have against any of the Released Group, in each case only to the extent arising or accruing prior to and including the Effective Date.

5.2 The Company agrees not to sue any of the Released Group or in any way assist any other person or entity in suing any of the Released Group with respect to any claim released herein. This Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

5.3 The Company is the sole owner of the claims released by the Release Provision, and the Company has not heretofore conveyed or assigned any interest in any such claims to any other person or entity. The Company understands that the Release Provision was a material consideration in the agreement of Agent and Lender to enter into this Agreement.

5.4 It is the express intent of the Company that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Released Group so as to foreclose forever the assertion by the Company of any claims released hereby against any of the Released Group. If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

ARTICLE 6 Miscellaneous.

6.1 Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

6.2 Limitation of Amendments. The waivers and consents granted in Article 2 and the amendments provided in Article 3 shall be limited precisely as provided for therein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement or any term or provision of any other Loan Document or of any transaction or further or future action on the part of PEI or the Loan Parties which would require the consent of Agent or the Lending Parties under the Credit Agreement or any other Loan Document.

6.3 Collateral. To the extent any Collateral is personal property, PEI and the Loan Parties hereby renounce and waive all rights that are waivable under Article 9 of the Uniform Commercial Code (the “UCC”) of any jurisdiction in which any Collateral may now or hereafter be located. PEI and the Loan Parties also hereby acknowledge and agree that a public sale shall constitute a commercially reasonable manner for the disposition of the Collateral.

6.4 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

6.5 Incorporation of Credit Agreement Provisions. The provisions of Article 11 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO AMENDMENT NO. 3]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

ILLINOIS CORN PROCESSING, LLC

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 3]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

COMPEER FINANCIAL, PCA

By:	/s/ Kevin Buente
Name:	Kevin Buente
Title:	Principal Credit Officer

[SIGNATURE PAGE TO AMENDMENT NO. 3]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COBANK, ACB

By:	/s/ Corey North
Name:	Corey North
Title:	Assistant Corporate Secretary

Schedule I

Closing Checklists

See Attached

SCHEDULE 5.2

Subsidiaries

This is Schedule 5.2 to that certain Credit Agreement dated as of September 15, 2017 by and between Illinois Corn Processing, LLC, 1st Farm Credit Services, PCA and CoBank, ACB (as amended, restated, modified or supplemented from time to time, the Credit Agreement). Capitalized terms defined in the Credit Agreement and not defined in this Schedule 5.2 shall have the respective meanings ascribed to them by the Credit Agreement.

Legal Name of the Company	Jurisdiction of organization and type of entity [for example, Delaware limited liability company, Colorado corporation, etc.]
Illinois Corn Processing, LLC	Delaware limited liability company

Legal Name of Subsidiary	Is the Subsidiary a Guarantor? [Yes or No]	Jurisdiction of organization and type of entity

Schedules updated as of December 20, 2019